UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2004

Sirna Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2950 Wilderness Place
Boulder, Colorado 80301
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 449-6500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 6, 2004, Sirna Therapeutics, Inc. (“Sirna”) entered into Amendment No. 2 (“Amendment No. 2”) to a Sale Agreement dated as of October 12, 2004 (the “Sale Agreement”) among Sirna, Skinetics Biosciences, Inc. (“Skinetics”) and the stockholders of Skinetics (the “Sellers”). In connection with, and immediately following, the execution of Amendment No. 2, Sirna completed its acquisition of all of the issued and outstanding stock of Skinetics (the “Skinetics Shares”).

Under the terms of the Sale Agreement, as amended, the consideration to the Sellers for the Skinetics Shares consists of (i) 505,833 shares of Sirna common stock, 269,777 of which are subject to vesting tied to invention assignment and non-competition obligations, which were issued to the Sellers upon the closing of the acquisition, (ii) a contingent issuance of a maximum of 170,068 shares of Sirna common stock, (iii) possible future payments payable upon the achievement of incremental product development and clinical trial milestones and (iv) possible royalty payments constituting a percentage of future product sales. The payments in items (iii) and (iv) above may be paid in cash, shares of Sirna common stock, or a combination thereof, at Sirna’s option.

The Sale Agreement, as amended, requires that Skinetics have attained in vivo efficacy prior to closing, that the Sellers have entered into invention assignment, non-competition, and/or consulting agreements with Sirna and that certain third-party intellectual property licenses be negotiated subsequent to closing. The Sale Agreement additionally provides for cross-indemnification between Sirna and the Sellers for losses associated with the acquisition and requires that Sirna provide reasonable support for product development by the Sellers as conducted within a newly-formed dermatology division of Sirna.

The issued and contingent shares described above have not been registered under the Securities Act of 1933 and were made pursuant to the exemptions from registration provided by Section 4(2), Section 3(a)(10) of the Securities Act of 1933 and/or Regulation D promulgated thereunder. The shares issued or issuable thereunder are restricted in accordance with Rule 144 of the Securities Act of 1933. The issuances and the potential issuances did not involve any public offering; the Company made no solicitation in connection with the transactions other than communications with the purchasers; the Company obtained representations from the purchasers regarding their investment intent, knowledge, and experience; the purchasers either received or had access to adequate information about the Company in order to make informed investment decisions; the Company reasonably believed that the purchasers are capable of evaluating the merits and risks of their investment; and the shares issued or potentially issuable thereunder were issued or are issuable with restricted securities legends. No underwriting discounts or commissions were paid in conjunction with the issuance or potential issuance of the shares.  This disclosure supersedes and modifies the disclosure made with respect to the issuance and potential issuances set forth in the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 25, 2004, as a result of the share issuance arrangement set forth in Amendment No. 2, and described above.

The foregoing summary of certain material provisions of the Sale Agreement, as amended, does not purport to be a complete summary. You are urged to read the Sale Agreement, as amended, a copy of which will be attached as an exhibit to the Sirna’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for a complete description of the terms and conditions of such Agreement.

ITEM 8.01 OTHER EVENTS

The Company announced on Wednesday, December 8, 2004 the first program to apply RNA interference (RNAi) technology to dermatology, with an initial focus on hair removal. The Company also announced the closing of its acquisition of Skinetics’ common stock in connection with its formation of a dermatology division.

A copy of the press release issued by the Company on Wednesday, December 8, 2004 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K and the attached press release contain forward-looking statements which should be considered as subject to many risks and uncertainties. For example, Sirna’s ability to develop a hair removal product and to operate as a going concern are contingent upon having readily available cash to fund its operating programs and are subject to the escalating expenses and risks associated with the initiation of clinical trials and their potential outcomes. Other risks and uncertainties include Sirna’s early stage of development and short operating history, whether Sirna can achieve and maintain profitability, whether Sirna can obtain and protect patents, the risk of third-party patent infringement claims, whether Sirna can engage collaborators and obtain regulatory approval for products, Sirna’s concentration of stock ownership, and availability of materials for product manufacturing. These and additional risk factors are identified in Sirna’s Securities and Exchange Commission filings, including the Forms 10-K and 10-Q and in other SEC filings. Sirna undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit

99.1	Press Release issued by the Company on December 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2004

SIRNA THERAPEUTICS, INC. (Registrant)
By: /s/ Howard W. Robin
Name: Howard W. Robin
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Company on December 8, 2004.